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                               POWER OF ATTORNEY



        WHEREAS, Northern States Power Company, a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, registration statements for its Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan and Executive Long-Term Incentive Award Stock Plan in connection with the registration of additional shares for issuance under such plans; and

        WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and JOHN P. MOORE, JR., and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to (i) a registration statement on Form S-3 relating to the issuance of up to an additional 1,600,000 shares pursuant to the Dividend Reinvestment and Stock Purchase Plan; (ii) a registration statement on Form S-8 relating to the issuance of up to an additional 500,000 shares pursuant to the Employee Stock Ownership Plan; and (iii) a registration statement on Form S-8 relating to the issuance of up to an additional 300,000 shares pursuant to the Executive Long-Term Incentive Award Stock Plan, and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 27th day of October, 1999.




/s/ James J. Howard                          /s/ H. Lyman Bretting
-------------------------------              -----------------------------------
James J. Howard, Principal                   H. Lyman Bretting, Director
Executive Officer & Director



/s/ David A. Christensen                     /s/ W. John Driscoll
-------------------------------              -----------------------------------
David A. Christensen, Director               W. John Driscoll, Director

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/s/ Giannantonio Ferrari                     /s/ Douglas W. Leatherdale
------------------------------               --------------------------------
Giannantonio Ferrari, Director               Douglas W. Leatherdale, Director


/s/ Margaret R. Preska                       /s/ A. Patricia Sampson
------------------------------               --------------------------------
Margaret R. Preska, Director                 A. Patricia Sampson, Director


/s/ Allan L. Schuman                         /s/ Edward J. McIntyre
------------------------------               --------------------------------
Allan L. Schuman, Director                   Edward J. McIntyre, Principal
                                             Financial Officer

/s/ Roger D. Sandeen
------------------------------
Roger D. Sandeen, Principal
Accounting Officer



STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )


     On this 27th day of October, 1999, before me, John P. Moore, Jr. a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

                                             /s/ John P. Moore, Jr.
[Notary Seal]                                -------------------------------
                                             John P. Moore, Jr.